UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 15, 2022
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On July 18, 2022, FingerMotion, Inc. (the “Company”) issued a news release to report its financial results for the first quarter ended May 31, 2022. The information regarding the financial results for the first fiscal quarter ended May 31, 2022 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On July 18, 2022, the Company issued a news release to report its financial results for the first quarter ended May 31, 2022. To review the full financial results, please view the Company’s recent Form 10-Q filing on the SEC’s website at www.sec.gov/edgar/search or on the Company’s website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q1 2023 Financial Summary (results expressed in US$ unless otherwise indicated):

●	Reported record quarterly revenue of $4.86 million (includes SMS & MMS and Telecommunications Products & Services businesses);

●	Reported quarterly decline in SMS & MMS business revenue of $.82 million or 20% compared to Q1 2022;

●	Reported quarterly decline in Telecommunications Products & Services business revenue of $.22 million or 13% compared to Q1 2022;

●	No revenues was recorded in the quarter for Big Data;

●	Reported quarterly cost of revenue of $4.48 million which was a decrease of $.90 million or 17% compared to Q1 2022;

●	Reported quarterly loss of $1.44 million which was an increase of $.53 million or 58% compared to Q1 2022;

●	Basic and Diluted loss per share of $0.03 versus a loss per share of $0.02 for Q1 2022;

●	On May 31, 2022, FingerMotion had $805,548 in cash, a working capital surplus of $3,515,768 and a positive shareholders equity of 3,773,462;

●	Total Assets were $9.21 million, Total Current Liabilities were $5.31 million and Total Liabilities were $5.43 million; and

●	42,777,260 common shares were issued and outstanding as of May 31, 2022.

The first quarter generated $4.86 million in revenue. Softness in the quarter was a direct result of “lockdowns” in China which had a significant effect on operations, but towards the end of the quarter, were returning to pre-lockdown levels. “One factor that that seems to be overriding the softness experienced during the lockdown is the migration to 5G,” stated Martin Shen, CEO of FingerMotion. “The mobile recharge business has strong underpinnings and is expected to continue its growth trajectory and a government stimulus plan may provide a boost to revenue as mobile phone sales started trickling in.”

General and administrative expenses increased by $59,803 or 5% during the quarter compared to Q1 2022, which was primarily attributable to costs that are a consequence of building out our 5 lines of business simultaneously. Research and development expenses increased to $211,647 during the quarter which was up 56% from Q1 2022 due to an increase in headcount and higher data access and usage fees charged by the telecom companies.

“We are pleased to announce that the company officially launched its device protection insurance program that has the potential for compounding growth month over month if subscriber growth hits expected targets,” stated Martin Shen, CEO of FingerMotion.

A copy of the news release is attached as Exhibit 99.2 hereto.

The information in this Item 7.01 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On July 15, 2022, the Company issued a news release to announce the launch of the mobile device protection products by FingerMotion’s subsidiary, Shanghai TengLian Jiujiu Information and Communication Technology Co. Ltd (“TengLian”). The distribution of these mobile device protection products has started via Chinese carriers as embedded, value-added features to their device, voice and data plans. The first province in China to launch is Henan with a mobile subscriber base of 90 Million people1 with phased rollouts planned for the remaining provinces in the coming months targeting 1.2 Billion subscribers.2 Based on a total global mobile protection product market size of $53 Billion annually by 20283, and considering that China has one-fifth of the world’s mobile subscribers4, the total mobile protection product market in China is approximately $10.6 Billion dollars annually.

[1]	https://english.henan.gov.cn/2022/06-30/2478704.html
[2]	https://www.gsma.com/mobileeconomy/china/
[3]	https://www.globenewswire.com/news-release/2022/07/12/2477817/0/en/Mobile-Phone-Insurance-Market-Report-2022-Surge-Of-Data-and-Virus-Protection-is-Propelling-Growth.html
[4]	https://www.gsma.com/newsroom/press-release/number-mobile-subscribers-worldwide-hits-5-billion/

The most prevalent mobile device protection product in the Chinese market until now has been limited to broken screen protection, which provides the consumer with a monetary claim in the event of damage. With the advent of 5G in China, FingerMotion is redefining the marketplace with its suite of next generation, innovative product offerings for mobile carriers which enables enhanced protection of vital components and device trade-in programs. The products are bundled with the subscription plans and offer at least three levels of protection, which can include accidental damage for screens, mechanical breakdown as well as trade-in solutions. These device protection products are available for existing and new subscribers.

FingerMotion and its subsidiaries have multiple years of expertise in servicing the complex workflows within the Chinese telecommunication industry and have successfully launched new products into their ecosystem while maintaining superior levels of customer service. FingerMotion has leveraged its highly differentiated market experience to partner with the global expertise of a NYSE-listed 125-year old Fortune 500 insurance company. Since customer experience is especially important in the hyper-competitive and highly-regulated Chinese market, this exclusive partnership is valuable as it aligns FingerMotion with a very reputable and experienced underwriter in mobile protection products to satisfy claims from device subscribers.

“This latest cooperation agreement with one of the world’s leading mobile device protection companies demonstrates our ability to facilitate innovation by leveraging globally successful business models and customizing them for the unique needs of the Chinese market,” said Martin Shen, CEO of FingerMotion, Inc. “The telcos are estimating robust demand for new smartphones as customers transition to 5G. It is expected that the device protection programs will be transformative to the Company in terms of revenues and profitability, possibly eclipsing the success of our existing core business segments. We should also reiterate that, in the current political landscape, the device protection insurance business which relies on new mobile phone sales, is not a subject of Chinese regulatory scrutiny.”

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated July 15, 2022

99.2	News Release dated July 18, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: July 18, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO